CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-187192 on Form N-2 of First Trust Energy Income and Growth Fund, of our report dated January 28, 2013, relating to the financial statements and financial highlights of First Trust Energy Income and Growth Fund as of and for the year ended November 30, 2012, appearing in the annual report on Form N-CSR of First Trust Energy Income and Growth Fund.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 30, 2013